UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 6, 2007

____________________________

THE CHILDREN’S INTERNET, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-29611 (Commission File Number)		20-1290331 (IRS Employer Identification No.)
5000 Hopyard Road, SUITE 320 Pleasanton, CA 94588 (Address of Principal Executive Offices and zip code)

(925)737-0144
(Registrant's telephone

number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of The Children’s Internet, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2007, The Children’s Internet, Inc. a Nevada corporation (“TCI”), entered into an Executive Employment Agreement with Tim T. Turner, whereby by Mr. Turner became the Director of Finance and Operations for the Company. Upon the Company obtaining Directors and Officers Insurance Mr. Turner will be promoted to an officer of the Company and made a member of the Company’s Board of Directors. The agreement states that Mr. Turner shall receive a yearly salary of $157,500. He shall earn a monthly salary of $13,125 of which $5,000 will be paid in cash and $8,125 shall be deferred and accrued for a maximum period of twelve months from the date of this Agreement. In the event that the Company raises, during this twelve-month period, additional capital, through loans, equity investment or both, in the aggregate sum of one million dollars, Mr. Turner’s monthly cash compensation shall be increased to $6,562.50. The balance of Mr. Turner’s monthly compensation of $6,562.50 shall be deferred and accrued. At the end of the twelve month period, the total amount of the Mr. Turner’s deferred compensation shall be payable by the Company, and the cash compensation will be increased to $13,125 per month. In the event that the Company, acting in good faith, determines that it does not have the resources to pay the deferred compensation, Mr. Turner and the Company agree that the total amount of deferred compensation will be converted into a note payable to Mr. Turner by the Company. The Note shall have a term of one year and shall accrue interest at the annual rate of 7.75%, or 2.5 % above the Federal Funds Rate then in effect, whichever amount is higher, payable at the end of each calendar month. At the end of the Note term, the principal amount and any unpaid earned interest shall be due and payable. The Note will have a Warrant attached to it that will enable the holder to purchase shares of the Company’s common stock. The number of shares of the Company’s common stock that will be purchasable under the terms of the Warrant will be equal to the principal amount of the Note multiplied by four and divided by the then current market price of the Company’s common stock. The Warrant Shares will be unregistered and subject to Rule 144. The Warrant Shares shall have piggyback registration rights. The term of the Warrant will be five years from the date of issue. Mr. Turner’s monthly salary will otherwise be payable pursuant to the Company’s normal payroll practices. The Note will continue to be due and payable with interest from the date issued.

In addition to the Base Salary, Mr. Turner shall participate in a bonus program in which Mr. Turner will earn an annual bonus equal to 50% of Mr. Turner’s Base Salary subject to Mr. Turner meeting the performance objectives established by the Company.

In connection with the commencement of Mr. Turner’s employment, the Board of Directors shall grant to Mr. Turner a combination of qualified Incentive Stock Options (ISOs) and nonqualified stock options (the Stock Option) to purchase up to Two Million, Six Hundred and Eighty Seven Thousand, Three Hundred and Seventy Four, (2,687,374) shares of common stock (the “Option Shares”) at a price per share (the Purchase Price) equal to fair market value.  Mr. Turner may exercise the Option at any time during a period of one hundred and twenty (120) months from the Date of Grant. Mr. Turner may elect to exchange all or some of the options for shares of Common stock using the Net Issue Exercise method. If Mr. Turner elects to exchange all or some of the options using the Net Issue Exercise method, as provided therein, Mr. Turner shall tender to the Company written notice of his election to exchange all or some of his shares and the number of options he wished to exchange and the Company shall issue to Mr. Turner the number of shares of Common Stock computed using the following formula:

X=(Y(A-B))/A
Where:
X= the number of share of Common Stock to be issued
Y= the number of share of Common Stock purchasable under the options being exchanged.
A= the Fair Market Value of one share of the Common Stock
B= Purchase Price as defined therein

The Stock Option will vest as follows:  300,000 shares of the Option Shares, at fair market value, shall vest immediately upon the commencement date of employment. The remainder of the Option Shares shall be qualified Incentive Stock Options and will vest at the rate of 1/36 each month until fully vested.  Subject to the discretion of the Company’s Board of Directors, Employee may be eligible to receive additional grants of purchase rights or stock options from time to time in the future, at a purchase or exercise price equal to the price of the Company stock on the date of grant.

The Company warrants that it has established or will establish a qualified Incentive Stock Option Plan pursuant to Section 422 of the Internal Revenue Service code.

Mr. Turner will be eligible to participate in the Company’s employee benefit plans of general application, if any, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Mr. Turner will receive four weeks of paid vacation per year and shall be accorded sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

Mr. Turner shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

A copy of the agreement is attached hereto as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits

99.2 - Employment Agreement between Tim T. Turner and The Children’s Internet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qorus Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Children’s Internet, Inc.

Date: April 6, 2007	By:	/s/ Sholeh Hamedani
Sholeh Hamedani, Chief Executive Officer